FORM BCA 10.30(rev.Dec,2003)
Articles of Amendment
Business Corporation  Act

Jesse White
Deparment of Business Services
Springfield, IL 62766
TELEPHONE (217) 762-1832
www.cyberdriveillinols.com

Payment in the form of a
or money order payable
Secretary of State




__________________  File  #______________________  Filing Fee: $50.00  Approved:
___________ Submit in duplicated _________________ Type or Print clearly in black ink _____________________ Do not write above this line
_______________________

CORPORATE NAME: The Justice Fund, Inc.


MANNER of ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on November 1, 2004 in the manner indicated below. ("x" one box only)

[ ] By majority of the incorporators, provide no directors were name in the articles of incorporation and no directors have been elected;

                                                                        (Note 2)


[ ] By majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                        (Note 2)

[ ] By majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholders action not being required for the adoption of the amendment;
                                                                        (Note 3)

[ ] By the shareholders, in accordance with Section 10.20, resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statue and by the articles of incorporated were voted in favor of the amendment;

                                                                        (Note 4)

[ ] By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of the votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

                                                                      (Note 4&5)

[ ] By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                        (Note 5)

TEXT OF THE AMENDMENT:

When amendment effects a named change, insert the new corporate name below. Use Page 2 for all other amendments. Article1: The name of the corporation is:

--------------------------------------------------------------------------------
                                   (NEW NAME)

                 All changes other than name, include on page 2
                                    (Over)

                                Text of Amendment

(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size).

     THIS AMENDMENT WILL INCREASE THE NUMBERS OF AUTHORIZED SHARES. BEFORE THE CHANGE, THERE WERE 1,000 AUTHORIZED SHARES. THERE WERE 499,999,000 NEW SHARES AUTHORIZED, BRINGING THE TOTAL NUMBER OF AUTHORIZED SHARES TO 5,000,000,000.

The manner, if not set forth in the Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: ( If not applicable, Insert " No change")

NO CHANGE

(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to total of these accounts) is as follows: (If not applicable, Insert "No change")

NO CHANGE


(b) The amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to total of these accounts) as changed by this amendment is as follows: ( If not applicable, Insert " No change")

NO CHANGE


                                Before Amendment     After Amendment

Paid-in Capital                 $________________   $________________


   (Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

The undersigned corporation has caused these articles to be signed by a duly authorized officer who affirms, under penalties or perjury, that the facts stated herein are true.


Dated: November 11, 2004                       The Justice Fund, Inc.
--------------------------       -----------------------------------------------
         (Month and Day)        (Exact Name of Corporation at date of Execution)

/s/ Randall S. Goulding
-------------------------------------
(Any Authorized Officer's Signature)


Randall S. Goulding, Secretary
------------------------------
(Type or Print Name and Title)

The amendment is authorized pursuant to Section 10.10 by the incorporated must be sing below, and type or print named and title.

                                       OR

The amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then the majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts started herein are true.

Dated ____________________________________       _______________
              (Month & Day)                            (Year)

______________________________________  ________________________________________

______________________________________  ________________________________________

______________________________________  ________________________________________

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